As Filed with the Securities and Exchange Commission on July 22, 1997

                                                 Registration No. 333-29541
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                       Post-Effective Amendment No. 1
                                on Form S-8
                                     to
                                  Form S-4
                           REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933*

                           ----------------------

                          DURCO INTERNATIONAL INC.
                   (to be renamed Flowserve Corporation)
           (Exact name of registrant as specified in its charter)

          New York                                 31-0267900
(State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                          3100 Research Boulevard
                            Dayton, Ohio, 45402
                  (Address of Principal Executive Offices)

                 BW/IP, Inc. 1996 Long-Term Incentive Plan
      BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan
          BW/IP International, Inc. 1992 Long-Term Incentive Plan
        BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan
            BW/IP International, Inc. Capital Accumulation Plan
                         (Full title of the plans)

                           Ronald F. Shuff, Esq.
               Vice President, Secretary and General Counsel
                          Durco International Inc.
                          3100 Research Boulevard
                             Dayton, Ohio 45420
                               (937) 476-1000
 (Name, address and telephone number, including area code, of agent for service)

------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES: PROMPTLY AFTER FILING OF THIS POST-EFFECTIVE AMENDMENT.

                           ----------------------

                      CALCULATION OF REGISTRATION FEE

                                                              Proposed maximum   Proposed maximum
         Title of each class of               Amount to      offering price per  aggregate offering     Amount of
       securities to be registered          be registered[F1]   security[F2]         price[F2]      registration fee[F3]
Common Stock, par value $1.25 per share[F4]   19,265,580        $28.25             $544,252,635          $164,925
============================================================================================================

(F1) Based on the maximum number of shares to be issued in connection with the Merger, calculated as the product of (a) 26,054,532, the aggregate number of shares of BW/IP, Inc. Common Stock, par value $0.01 per share ("BW/IP Common Stock") outstanding on a fully diluted basis as of June 17, 1997 and (b) an exchange ratio of
     0.6968 shares of Common Stock for each share of BW/IP Common Stock, plus up to an additional 1,110,782 shares for which a registration fee has not previously been paid that are issuable upon the exercise of stock options, the lapse of restrictions on certain restricted stock awards or in satisfaction of certain deferred compensation obligations under the Plans (as defined herein) and the 401(k) Plan (as defined herein).

[F2] Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $19.6875, the average of the high and low prices per share of BW/IP Common Stock on June 16, 1997 as reported on the New York Stock Exchange Composite Transaction Tape, multiplied by (b) 26,054,532, the aggregate number of shares of BW/IP Common Stock outstanding on a fully diluted basis as of June 17, 1997.

[F3] Pursuant to Rule 457(b) under the Securities Act, $155,439 of the registration fee was paid as of June 19, 1997 in connection with the filing of preliminary proxy materials on May 15, 1997 and the original registration statement on June 19, 1997.

[F4] This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of August 1, 1986 and amended as of August 1, 1996, between the Registrant and National City Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

===========================================================================

                           INTRODUCTORY STATEMENT

          Durco International Inc. ("Durco" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-29541) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment" or the "Registration Statement") relating to the sale of up to 2,779,756 shares of Common Stock, par value $1.25 per share, of Durco ("Durco Common Stock") issuable upon the exercise of stock options, the lapse of restrictions on certain restricted stock awards or in satisfaction of certain deferred compensation obligations under (i) the BW/IP, Inc. 1996 Long-Term Incentive Plan, (ii) the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan, (iii) the BW/IP International, Inc. 1992 Long-Term Incentive Plan and (iv) the BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan (collectively, the "Plans") and related to the investment of funds under the BW/IP International, Inc. Capital Accumulation Plan (the "401(k) Plan").

          On July 22, 1997, Bruin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Durco, was merged with and into BW/IP, Inc., a Delaware corporation ("BW/IP"). As a result of such merger (the "Merger"), BW/IP became a wholly owned subsidiary of Durco and each outstanding share (other than shares owned by Durco or BW/IP or their subsidiaries) of common stock, par value $.01 per share ("BW/IP Common Stock") has been converted into the right to receive 0.6968 shares of Durco Common Stock. In addition, each outstanding stock-based award granted pursuant to the Plans will no longer be settled in shares of BW/IP Common Stock, but instead will be settled on substantially the same terms and conditions as were applicable immediately prior to consummation of the Merger in that number of shares of Durco Common Stock (rounded down to the nearest share) equal to the product of (x) the number of shares of BW/IP Common Stock which would have been delivered pursuant to such stock-based award and (y) 0.6968. The exercise price for each outstanding option shall be equal to the aggregate exercise price for the number of Shares of BW/IP Common Stock subject to such option before the Merger divided by the number of shares of Durco Common Stock subject to such option after the Merger.

          The designation of the Post-Effective Amendment as Registration No. 333-29541 denotes that the Post-Effective Amendment relates only to the shares of Durco Common Stock issuable (i) on the exercise of stock options under the Plans, (ii) on the lapse of restrictions on restricted stock awards granted under the Plans, (iii) in connection with the satisfaction of certain deferred compensation obligations or (iv) in connection with the investment of funds under the 401(k) Plan and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Durco hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (c)  The Registrant's Current Report on Form 8-K filed May 15,
               1997; and

          (d) The Registrant's Registration Statement on Form 8-A/A, as amended, filed with the SEC on July 18, 1997 pursuant to
               Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          (e) The Registrant's Registration Statement on Form 8-A/A, as amended, filed with the SEC on July 18, 1997 pursuant to
               Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's Series A Junior Participating Preferred Stock.

          All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          None.

Item 6.   Indemnification of Directors and Officers

          The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted on good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

          Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

          The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

          Article IX, Section 1 of the Registrant's By-laws provide that the Registrant shall indemnify any present or future director or officer from and against any and all liabilities and expenses to the maximum extent permitted by the BCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

          Section 726 of the BCL also contains provisions authorizing the Registrant to obtain insurance on behalf of any such director and officer against liabilities, whether or not the Registrant would have the power to indemnify against such liabilities. As permitted by law, the Registrant maintains and pays premiums for directors' and officers' liability insurance policies.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          See Index to Exhibits following the signature pages to this Post-Effective Amendment No. 1.


Item 9.   Undertakings

          (a) Undertakings Relating to Rule 415 Offerings

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To included any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 22nd day of July, 1997.

                              Durco International Inc.
                              (Registrant)



                              By: /s/ Ronald F. Shuff
                                 -----------------------
                                 Ronald F. Shuff
                                 Vice President, Secretary and General
                                      Counsel

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on July 22, 1997 in the capacities and on the date indicated.

             *
---------------------------             Chairman of the Board
     William M. Jordan                   President and Chief
                                          Executive Officer


             *
---------------------------                      Director
      Hugh K. Coble



---------------------------                      Director
      Ernest Green


             *
---------------------------                      Director
      John S. Haddick


             *
---------------------------                      Director
      Diane C. Harris


             *
---------------------------                      Director
     Richard L. Molen


             *
---------------------------                      Director
      James F. Schorr


             *
---------------------------                      Director
      Kevin E. Sheehan


             *
---------------------------                      Director
       R. Elton White


             *
---------------------------                      Director
       James S. Ware




                          *By: /s/ Ronald F. Shuff
                              ---------------------
                                  Ronald F. Shuff
                                  Attorney-in-Fact

                               EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION

4.1 Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Form S-4).*

4.2 By-Laws of the Registrant, as amended (filed as Exhibit 3.2 to the Form S-4).*

4.3 Rights Agreement dated as of August 1, 1986 between the Registrant and BankOne, N.A., as Rights Agent (filed as
               Exhibit 1 to the Registrant's Form 8-A dated August 13,
               1986).*

4.4 Amendment dated as of August 1, 1996 to the Rights Agreement dated as of August 13, 1986 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).*

4.5 BW/IP, Inc. 1996 Long-Term Incentive Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1996 Annual Meeting of Stockholders dated April 9, 1996 (the "1996 BWIP Proxy Statement").*

4.6 First Amendment to the BW/IP, Inc. 1996 Long-Term Incentive Plan (filed as Exhibit 99.d of BW/IP, Inc.'s Registration Statement on Form S-8 (Registration No. 333-21637) as filed on February 12, 1997 (the "1997 BWIP Form S-8").*

4.7 BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (filed as Appendix B to the 1996 BWIP Proxy
               Statement).*

4.8 First Amendment to the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (filed as Exhibit 99.f of the 1997 BWIP Form S-8).*

4.9 BW/IP International, Inc. 1992 Long-Term Incentive Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1992 Annual Meeting of Stockholders dated April 17,
               1992).*

4.10 BWIP Holding, Inc. Non-Employee Director's Stock Option Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1993 Annual Meeting of Stockholders dated April 16,
               1993).*

4.11 BW/IP International Inc. Capital Accumulation Plan, as amended.

5.1            Opinion of Cravath, Swaine & Moore.

23.1           Consent of Cravath, Swaine & Moore (included in Exhibit
               5.1).

23.2           Consent of Ernst & Young LLP

*     Incorporated by reference to a document previously filed with the SEC.